Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in each of the Prospectuses in Part A and in "Portfolio Holdings Disclosure" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated datelstransMonth12Day9Year2006December 9, 2006, on the 2006 financial statements and the financial highlights of Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 51 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).

                                                        /s/ Ernst & Young LLP

placeCityDes Moines, StateIowa
dateYear2007Day15Month1lstransJanuary 15, 2007